UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2021
Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)
Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive	McLean	Virginia	22102-3110
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (703) 903-2000
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On January 14, 2021, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), acting through the Federal Housing Finance Agency (FHFA) as its Conservator, and the U.S. Department of the Treasury (Treasury) entered into a letter agreement (Letter Agreement) (i) to further amend the Amended and Restated Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Liquidation Preference Senior Preferred Stock (par value $1.00 per share), dated September 30, 2019 (Senior Preferred Stock Certificate), or to issue a replacement Senior Preferred Stock Certificate, to modify the dividend and liquidation preference provisions of the senior preferred stock effective as of December 31, 2020 and (ii) to further amend the Amended and Restated Senior Preferred Stock Purchase Agreement dated as of September 26, 2008, between Treasury and Freddie Mac, acting through FHFA, as amended (Purchase Agreement). A copy of the Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The principal modifications to be made to the Senior Preferred Stock Certificate and Purchase Agreement pursuant to the Letter Agreement are summarized below:
•Extend Capital Retention: The net worth sweep dividend requirement has been revised to permit Freddie Mac to continue to retain earnings.
◦Freddie Mac will not be required to pay a dividend to Treasury on the senior preferred stock until we have achieved our regulatory minimum capital, including buffers, pursuant to FHFA’s final rule on Enterprise Regulatory Capital Framework, published in the Federal Register on December 17, 2020. As compensation to Treasury, the aggregate liquidation preference of the senior preferred stock will be increased by the increase in the Net Worth Amount (as defined in the Purchase Agreement) during this period.
◦Upon the Capital Reserve End Date (as defined in the Letter Agreement), we will resume quarterly cash dividend payments of the lesser of (i) 10% of the liquidation preference of the senior preferred stock and (ii) the increase in the Net Worth Amount, if any, during the prior quarter. If at any time we fail to pay a required cash dividend, the dividend amount will be 12% of the liquidation preference of the senior preferred stock.
◦Before the Capital Reserve End Date, Treasury and Freddie Mac will set a periodic commitment fee for Treasury’s remaining funding commitment, with payment of such fee commencing after the Capital Reserve End Date.
•Allow for Common Stock Issuance at Appropriate Time: Treasury will not allow Freddie Mac to issue common stock until: (i) Treasury has exercised in full its warrant to acquire 79.9% of our common stock and (ii) all currently pending material litigation relating to the conservatorship and/or the Purchase Agreement has been resolved or settled. Treasury will allow up to $70 billion of the proceeds of such a stock issuance to be used to build capital.
•Establish Additional Requirements To Exit Conservatorship: FHFA agrees that it will not, without the prior written consent of Treasury, terminate our conservatorship (other than in connection with receivership) before (i) all currently pending material litigation relating to the conservatorship and/or the Purchase Agreement has been resolved or settled and (ii) Freddie Mac for two or more consecutive quarters has and maintains “common equity tier 1 capital” of at least 3% of its “adjusted total assets” (both as defined in the Enterprise Regulatory Capital Framework).
•Limit Future Increases to the Retained Mortgage Portfolio: The Purchase Agreement cap on our retained mortgage portfolio will be lowered from $250 billion currently to $225 billion at the end of 2022, and the calculation of Mortgage Assets subject to the cap will include 10% of the notional value of interest-only securities.
•Provide Small Lender Protections: Freddie Mac is required to purchase loans for cash consideration; operate this cash window with non-discriminatory pricing; beginning on January 1, 2022, limit the volume purchased through the cash window to $1.5 billion per lender during any period comprising four calendar quarters; and comply with directives, regulations, restrictions, or other requirements prescribed by FHFA related to equitable secondary market access by community lenders.

•Memorialize FHFA Multifamily Lending Caps: Freddie Mac is required to cap multifamily loan purchases at $80 billion in any 52-week period, and at least 50% of these acquisitions in any calendar year must be mission-driven, as defined by FHFA.
•Increase Restrictions on Single-Family Loan Acquisitions: Freddie Mac is required to limit the acquisition of higher-risk single-family mortgage loans.
◦A maximum of 6% of purchase money mortgages and 3% of refinance mortgages over the trailing 52-week period can have two or more of the following higher-risk characteristics at origination: combined loan-to-value (LTV) ratio greater than 90%; debt-to-income ratio greater than 45%; and FICO or equivalent credit score less than 680.
◦Acquisitions of single-family mortgage loans secured by either second homes or investment properties will be limited to 7% of the single-family mortgage loan acquisitions over the preceding 52-week period.
◦Subject to such exceptions as FHFA may prescribe to permit us to acquire single-family mortgage loans that are currently eligible for acquisition, Freddie Mac will be required to implement by July 1, 2021 a program reasonably designed to ensure that each single-family mortgage loan acquired is: (i) a qualified mortgage; (ii) exempt from the CFPB’s ability-to-repay requirements; (iii) secured by an investment property, subject to the restrictions above; (iv) a refinancing with streamlined underwriting for high LTV ratios; (v) a loan with temporary underwriting flexibilities due to exigent circumstances, as determined in consultation with FHFA; or (vi) secured by manufactured housing.
•Require Compliance with Enterprise Regulatory Capital Framework: For purposes of the Purchase Agreement Capital Covenant, Freddie Mac is required to comply with the Enterprise Regulatory Capital Framework as currently in effect (i.e., disregarding any subsequent amendment or other modifications to that rule).
•Commit to Develop Proposal to Resolve Conservatorship: Treasury and Freddie Mac commit to work to restructure Treasury’s investment and dividend amount in a manner that facilitates our orderly exit from conservatorship, ensures Treasury is appropriately compensated, and permits us to raise third-party capital and make distributions as appropriate.
As a result of our previous issuance to Treasury of a warrant to purchase shares of our common stock equal to 79.9% of the total number of shares of our common stock outstanding, on a fully diluted basis, we are deemed a related party to the U.S. government. For a discussion of our relationship and transactions with Treasury, see “Introduction – About Freddie Mac – Conservatorship and Government Support for Our Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Conservatorship and Related Matters – Purchase Agreement, Warrant, and Senior Preferred Stock,” and “Note 2: Conservatorship and Related Matters – Related Parties as a Result of Conservatorship” in our Annual Report on Form 10-K filed on February 13, 2020.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The exhibits listed in the Exhibit Index below are being filed as part of this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1
Letter Agreement dated January 14, 2021 between the United States Department of the Treasury and the Federal Home Loan Mortgage Corporation, acting through the Federal Housing Finance Agency as its Conservator

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Freddie Mac Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/	Michael T. Hutchins
Michael T. Hutchins
President
Date: January 19, 2021

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Freddie Mac Form 8-K